[redacted]

P23000066658

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _____ Certificates of Status _____

Special Instructions to Filing Officer:

Adoption Date
Name conflict
Received the Release
or Corporation Name
Change Affidavit on
11/13/2023 Arissa
Butler

Office Use Only

300417633653

**65.00

FILED
2023 NOV 13 PM 3:30
STATE
FL

A. BUTLER
NOV 13 2023

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: GRN HOLDING CORPORATION

DOCUMENT NUMBER: P23000066658

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

John Dunbar
Name of Contact Person

My Nevada LLC
Firm/ Company

PO Box 471
Address

Carson City NV 89702
City/ State and Zip Code

mynevadallc@gmail.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

John Dunbar at (775) 450-4979
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ■ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

Articles of Amendment
to
Articles of Incorporation
of

FILED

GRN HOLDING CORPORATION

2023 NOV 13 PM 3:30

(Name of Corporation as currently filed with the Florida Dept. of State)

P23000066658

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

MARIJUANA, INC.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

N/A

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

N/A

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent N/A

(Florida street address)

New Registered Office Address: ______ *(City)*, Florida ______ *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

Check if applicable

☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	N/A	______
____ Add			______
____ Remove			______
2) ____ Change	______	N/A	______
____ Add			______
____ Remove			______
3) ____ Change	______	N/A	______
____ Add			______
____ Remove			______
4) ____ Change	______	N/A	______
____ Add			______
____ Remove			______
5) ____ Change	______	N/A	______
____ Add			______
____ Remove			______
6) ____ Change	______	N/A	______
____ Add			______
____ Remove			______

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

N/A

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☒ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

Dated ______________________________

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

DONALD STEINBERG

(Typed or printed name of person signing)

CEO

(Title of person signing)

Marijuana Inc.

FILED

2023 NOV 13 PM 3:30

STATE
FL

October 3, 2023

RELEASE OF CORPORATION NAME AFFIDAVIT

I, DONALD STEINBERG, being sworn, certify that the following statements are true:

1. I am the president and CEO of Marijuana Inc, having an address of 21301 S Tamiami Trail, STE 320, PMB 177, Estero, FL 33928, document/file number P21000038139
2. GRN Holding Corporation of Nevada, a profit corporation publicly traded on the Over The Counter exchange under the symbol: GRNF has recently completed a conversion to become a Florida Corporation.
3. I am also the CEO of the newly converted GRN Holding Corporation of Florida, document/file number P23000066658, having an address of 3030 North Rocky Point Drive, Suite 150A, Tampa, FL 33607.
4. I am releasing the Company Name of "Marijuana Inc" related to document/file number P21000038139, to be used by the GRN Holding Corporation of Florida, document/file number P23000066658 with intentions to dissolve the Florida Corporation P21000038139.
5. The name Marijuana Inc, is being released for use by the converted corporation P23000066658 and we have no intentions of revoking the dissolution.

Under penalty of perjury, I hereby declare and affirm that the above-mentioned statements are, to the best of my knowledge, true and correct.

Signed this 3rd day of October 2023

Affiant's Signature: [signature]

Donald Steinberg
President and Chief Executive Officer
Marijuana, Inc

SUBSCRIBED AND SWORN TO before me this 3rd day of October 2023 in and/for The STATE OF FLORIDA.

[signature]

Notary Public in and for Florida

My commission Expires: Jan 5, 2025

THIMO ROHLAND
Notary Public - State of Florida
Commission # HH 062788
My Comm. Expires Jan 5, 2025
Bonded through National Notary Assn.

FLORIDA DEPARTMENT OF STATE
Division of Corporations

October 30, 2023

JOHN DUNBAR
PO BOX 471
CARSON CITY, NV 89702

SUBJECT: GRN HOLDING CORPORATION
Ref. Number: P23000066658

We have received your document for GRN HOLDING CORPORATION and your check(s) totaling $35.00. However, the enclosed document has not been filed and is being returned for the following correction(s):

The date of adoption of each amendment must be included in the document.

The document number of the name conflict is P21000038139.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call (850) 245-6050.

Anissa Butler
Regulatory Specialist II

Letter Number: 723A00025129